Exhibit 10.3

STOCK PLEDGE AGREEMENT

THIS AGREEMENT made and entered into this 1st day of July, 2020, by and between MAGELLAN GOLD CORPRATION, a Nevada corporation, hereafter referred to as "Pledgor," and GREGORY SCHIFRIN, hereinafter referred to as "Pledgee."

W I T N E S S E T H:

WHEREAS, Pledgor is indebted to Pledgee in the principal amount of $125,000 pursuant to a promissory note of even date herewith (the "Promissory Note"); and

WHEREAS, the Pledgor has agreed to pledge certain stock with the Pledgee as security for the repayment of the Promissory Note;

NOW, THEREFORE, in consideration of the mutual covenants hereinbelow set forth, the parties agree as follows:

1.       PLEDGE. In consideration of the indebtedness set forth in the Promissory Note, the Pledgor hereby grants a security interest to the Pledgee in 1,000,000 shares of Common Stock of Clearwater Gold Mining Corporation, an Idaho corporation (the "Shares" and the "Company" respectively), duly endorsed in blank and herewith delivered to the Pledgee. The Pledgee shall hold the pledged shares as collateral security for the repayment of the indebtedness of Pledgor to the Pledgee pursuant to the Promissory Note. The Pledgee shall hold the pledged shares as security and shall not encumber or dispose of said shares except in accordance with the provisions of this Agreement.

2.       DIVIDENDS. During the term of this pledge, should the Pledgor declare or pay any dividends or distributions to the holders of outstanding shares of Common Stock, no dividend or distribution shall be made with respect to the pledged Shares and Pledgee shall not have any right, title, or interest therein.

3.       VOTING RIGHTS. During the term of this pledge, and so long as Pledgor is not in default in the performance of any of the terms of this Agreement or in the payment of any principal or interest under the Promissory Note the Pledgor shall not have the right to vote the pledged shares on all corporate questions.

4.       REPRESENTATIONS. The Pledgor warrants and represents that there are no restrictions upon the transfer of any of the pledged shares, other than may appear on the face of the certificates and other than on account of federal and state securities laws. Except for the foregoing, Pledgor is the true and lawful beneficial owner of the Shares, free of any claims, liens, or encumbrances, and Pledgor has the right to transfer such Shares except as may hereinabove be expressly provided.

5.       ADJUSTMENTS. In the event that, during the term of this pledge, any share dividend, reclassification, readjustment, or other change is declared or made in the capital structure of the Company which has issued the pledged Shares, all new, substituted additional shares or other securities, issued by reason of any such change shall be held by the Pledgee under the terms of this Agreement in the same manner as the Shares originally pledged hereunder.

6.       TERMINATION. This Pledge Agreement shall terminate upon the full and satisfactory discharge by Pledgor of the Promissory Note. So long as there may exist any indebtedness or obligation under the Promissory Note this Agreement shall remain in full force and effect. Upon the termination of this Agreement, the Pledgee shall return to the Pledgor all of the shares then remaining covered by this pledge and all rights received by the Pledgee as a result of this Agreement shall terminate.

7.       DEFAULT. Default of this Agreement shall be deemed to have occurred in the event that there is a default under the terms of the Promissory Note. In the event of default under the Promissory Note, Pledgee shall serve written notice as provided in the Promissory Note of said default upon Pledgor demanding that said default be cured within fifteen (15) days (the “Cure Period”). In the absence of a cure within the fifteen (15) day Cure Period, Pledgee may exercise the rights and remedies set forth in Section 8 hereof.

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8.       REMEDIES UPON DEFAULT. In the event of default as hereinabove defined, the Pledgee shall retain a portion of the Shares then remaining covered by this Pledge Agreement (the “Retained Shares”). The portion to be retained shall be equal to a fraction, the numerator whereof shall be the balance of outstanding and unpaid principal and accrued and unpaid interest due under the Promissory Note, and the denominator whereof shall be the original principal balance of the Promissory Note. All Shares covered by this Pledge Agreement in excess of the Retained Shares shall be delivered to Pledgor, free and discharged of this pledge. Should Pledgee take ownership of the Retained Shares in the event of a default by Pledgor, the Pledgee, and the Retained Shares, shall have all of the rights associated with Common Stock of the Company and shall be subject to the restrictions set forth in the Plan.

IN WITNESS WHEREOF, the parties have signed the Agreement the date and year first above written.

PLEDGOR:

MAGELLAN GOLD CORPORATION

By: /s/ John C. Power
Name: John C. Power
Title: President

PLEDGEE:

/s/ Gregory Schifrin
Gregory Schifrin

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